EXHIBIT 10.2

Summary of Approved Changes to the
Blue Cross and Blue Shield Controlled Affiliate License Agreements
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ACTION                                  EFFECTIVE DATE  EXPLANATION
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Replace page 4 with replacement 	N/A		Correction to the Plan(s') ownership of any for-profit
page 4                                                  controlled affiliate under paragraph 2(E)2 of the Controlled
                                                        Affiliate License Agreements, to properly reflect changes that were previously approved by the BCBSA Board and Member Plans.
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Revised excerpt of Controlled Affiliate License Agreements, Paragraph 2(E)2:

In addition, a Plan or Plans directly or indirectly through wholly-owned subsidiaries shall own more than 50% of any for-profit Controlled Affiliate.